EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR

Shelley, Int'l  C.P.A.
Certified Public Accountant


The Board of Directors
12 to 20 Plus, Incorporated




Dear Ladies:

This letter will authorize you to include the Audit of your company dated April 14, 2004 in the Form 10-KSB to be filed with the Securities and Exchange Commission.


Yours Truly,

/s/ Mark Shelley, C.P.A.
Shelley Int'l, C.P.A.

April 14, 2004